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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Canyon Resources Corporation on Form S-3 of our report, which includes an explanatory paragraph regarding the Company's change in accounting for impairments of long-lived assets in 1995, dated February 28, 1997, except for Note 17 as to which the date is March 24, 1997, on our audits of the consolidated financial statements of Canyon Resources Corporation, as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."



Denver, Colorado                                    COOPERS & LYBRAND L.L.P.
December 5, 1997